UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 10, 2012

L&L Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54206	27-3109518
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

265 Franklin Street, 20th Floor Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 330-7755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2012, the Board of Directors of L&L Acquisition Corp. (the “Company”) determined that, despite having investigated and conducted preliminary due diligence on more than 50 companies (and more extensive due diligence on more than 15 companies) and negotiated and entered into several non-binding letters of intent concerning potential business combinations in the period since its initial public offering (“IPO”), the Company will not consummate a business combination by May 29, 2012, the deadline included in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and described in its IPO prospectus. In accordance with the Charter and subject to applicable law, the Company will:

(1)	cease all operations on May 29, 2012 except for the purposes of winding up;

(2)	as promptly as reasonably possible thereafter, redeem all of the shares of the Company’s common stock sold as part of the units in the IPO (the “IPO Shares”) for cash equal to (a) the amount held in the trust account established by the Company in connection with the IPO (the “Trust Account”), including the interest earned thereon, less taxes payable, divided by (b) the total number of IPO Shares (which redemption will completely extinguish such holders’ rights as stockholders of the Company, including the right to receive further liquidation distributions, if any); and

(3)	as promptly as reasonably possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders pursuant to a plan of liquidation.

The balance of the Trust Account is approximately $40,423,963, which includes $23,963 in interest and dividend income. In accordance with the terms of the related trust agreement, the Company expects to retain approximately $23,963 from the Trust Account to pay franchise and/or income taxes. Accordingly, there will be a total of $40,400,000 available for redemption of the 4,000,000 IPO Shares outstanding, which results in a redemption price of $10.10 per share. If, after the redemption of the IPO Shares and/or dissolution and liquidation, the Company receives any refund of income taxes that were paid from funds in the Trust Account, the amount of such refund shall be distributed to the former holders of IPO Shares.

The record date for redemption of the IPO Shares will be May 29, 2012, and the Company currently expects that payment for such IPO Shares will be made on or about May 31, 2012. Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company. No payments will be made with respect to any of the Company’s outstanding warrants, which will expire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L&L ACQUISITION CORP.

By:	/s/ Peter Schofield
Name:	Peter Schofield
Title:	Chief Financial Officer

Date: May 11, 2012